Exhibit 3.69

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

SALON SUCCESS INTERNATIONAL, LLC

        The Articles of Organization were filed on December 2, 2004 and assigned document number L04000087147.

        The undersigned authorized representative does hereby certify that the persons so identified herein have associated themselves together for the purpose of forming a limited liability company (the "Company") under the laws of the State of Florida.

ARTICLE I

        The name of the Company shall be:

SALON SUCCESS INTERNATIONAL, LLC

ARTICLE II
PERIOD OF DURATION

        The period of duration of the Company shall be perpetual.

ARTICLE III
GENERAL POWERS

        The Company is formed for the purposes of conducting and undertaking, and shall have the power to conduct and undertake, any and all activities and actions authorized under the Florida Limited Liability Company Act, Chapter 608, Florida Statutes.

ARTICLES IV
ADDRESS AND PLACE OF BUSINESS

        The mailing and street address for the Company's principal office is 7731 Anderson Road, Tampa, Florida 33634.

ARTICLE V
REGISTERED OFFICE AND REGISTERED AGENT

        The street address of the Company's new registered office in Florida is 1200 South Pine Island Road, Plantation, Florida 33324, and the name of its new registered agent is CT Corporation System. The Company may change its registered office or its registered agent or both by filing with the Department of State of the State of Florida a statement complying with Section 608.416, Florida Statutes.

ARTICLE VI
MANAGEMENT

        The Company is a manager managed company as described more fully in the operating agreement of the Company ("Operating Agreement"), and the business and affairs of the Company shall be managed by or under the direction of one or more managers (the "Manager"). The name and current address of the Manager is as follows, who shall act in such capacity until otherwise determined by the members in accordance with the Company's Operating Agreement:

Mr. Gary Winterhalter
702 Sunny Haven Court,
Highland Village
Texas, 75077

ARTICLE VII
OPERATING AGREEMENT

        The Operating Agreement may be repealed or altered only in the manner now or hereafter prescribed therein, consistent with the laws of the State of Florida.

ARTICLE VIII
RIGHT TO CONTINUE BUSINESS

        Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the Company, the business of the Company shall not automatically cease and the Company shall not be dissolved automatically, but only by unanimous consent of the remaining members or otherwise in accordance with the Operating Agreement of the Company.

ARTICLE IX
RESTRICTIONS ON MEMBERSHIP

        New members shall be admitted to the Company in accordance with the Operating Agreement of the Company. Contributions required of a new member shall be determined in accordance with the Operating Agreement of the Company. A member's interest in the company may not be sold or otherwise transferred except with the unanimous consent of the members, or otherwise in accordance with the Operating Agreement. Additional restrictions and conditions on membership may be set forth in an operating agreement or other agreement adopted by the members.

ARTICLE X
ACKNOWLEDGMENT

        The members of the Company, thought their undersigned authorized representative, do hereby certify that the foregoing constitutes the proposed Amended and Restated Articles of Organization of Salon Success International, LLC. These amended and Restated Articles of Organization may be amended from time to time by consent of the members in the manner now or hereafter prescribed in the Operating Agreement of the Company, consistent with the laws of the State of Florida.

        IN WITNESS, THEREOF, the undersigned has executed these Amended and Restated Articles of Organization this 8th day of June, 2006

SALON SUCCESS INTERNATIONAL, LLC
By:	/s/ Gary Winterhalter Gary Winterhalter, Manager